EXHIBIT 23.1

CONSENT OF OUM & CO. LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Prospectus constituting a part of this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (No. 333-176387), of our report dated March 27, 2012 relating to the consolidated financial statements of Aradigm Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

San Francisco, California

April 5, 2012